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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

Filed by the registrant  [X]

Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ]  Definitive proxy statement.
[X]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))


                        LORD ABBETT TAX-FREE INCOME TRUST
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

                                   ----------

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:
         [ ]  Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:


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                           IMPORTANT NOTICE ABOUT YOUR
                     LORD ABBETT TAX-FREE INCOME TRUST PROXY


                                                                    June 6, 2002


Dear Shareholder:

Due to an error by the outside mailing vendor, you received incorrect proxy materials for the Lord Abbett Tax Free Income Trust.

Enclosed is the corrected Lord Abbett Tax-Free Income Trust proxy statement and a new voting instruction form. Please review this statement and submit your vote using the instruction form enclosed.

         If you have already returned the voting instruction form sent in the original mailing, or if you have voted by telephone or via the Internet, that vote will not be counted. We request, with our most sincere apologies, that you resubmit your vote again using the enclosed voting instructions form.

NOTE: All costs associated with this additional mailing will be borne by the mailing vendor.

         Your vote is important. Please use one of the following convenient voting methods:

         Mail
         ----
         Please sign, date and return your voting instruction form in the enclosed postage-paid envelope.

         Phone
         -----
         Simply dial the toll free number listed on your voting instruction form, enter your 12-digit control number and follow the simple instructions.

         Internet
         --------
         Go to www.proxyvote.com, enter your 12-digit control number and follow the simple instructions.

If you should have any questions, please call 1-888-522-2388. We look forward to receiving your vote and we apologize for the inconvenience.